Exhibit 99.1

    Scholastic Corrects Share Count, Resulting in Fiscal 2006 EPS
                          Reduction of $0.03;
                 No Change to Other Financial Results

    NEW YORK--(BUSINESS WIRE)--July 26, 2006--Scholastic Corporation (NASDAQ: SCHL) today announced that it has corrected its previously reported calculation of earnings per share, resulting in a reduction in EPS of three cents ($0.03) per share for the fiscal year ended May 31, 2006. These figures were revised based on corrected basic and diluted share counts after the Company discovered a calculation error in information provided to it by a third party administrator of its employee stock plans. The Company's other financial results for fiscal 2006 and interim periods, including net income, were unaffected.

    The corrected share counts and earnings per share for fiscal 2006 and interim periods, as compared to previously reported information, are shown in the table below:

                        SCHOLASTIC CORPORATION
    SHARE COUNT AND EARNINGS PER SHARE FOR FISCAL 2006 AND INTERIM
                                PERIODS
                              (UNAUDITED)
             (Amounts in millions except per share data)
----------------------------------------------------------------------
                                           THREE-MONTHS ENDED
                                  ------------------------------------
                                  08/31/05 11/30/05 02/28/06 05/31/06
                                  ------------------------------------

Corrected Weighted average shares
 outstanding:
  Basic                               41.0     41.6     41.8     41.9
  Diluted                             41.0     42.4     41.8     42.2

Corrected Earnings per share:
  Basic                             ($0.52)   $1.61   ($0.37)   $0.92
  Diluted                           ($0.52)   $1.58   ($0.37)   $0.91

----------------------------------------------------------------------

Previously reported Weighted
 average shares outstanding:
  Basic                               41.0     41.3     41.8     41.8
  Diluted                             41.0     42.0     41.8     42.1

Previously reported Earnings per
 share:
  Basic                             ($0.52)   $1.62   ($0.37)   $0.92
  Diluted                           ($0.52)   $1.59   ($0.37)   $0.91
----------------------------------------------------------------------

                                             SIX-     NINE-   TWELVE-
                                            MONTHS   MONTHS   MONTHS
                                             ENDED    ENDED    ENDED
                                           ---------------------------
                                           11/30/05 02/28/06 05/31/06
                                           ---------------------------

Corrected Weighted average shares
 outstanding:
  Basic                                        41.3     41.4     41.6
  Diluted                                      42.2     42.2     42.2

Corrected Earnings per share:
  Basic                                       $1.11    $0.73    $1.65
  Diluted                                     $1.08    $0.71    $1.63

----------------------------------------------------------------------

Previously reported Weighted
 average shares outstanding:
  Basic                                        40.8     40.8     40.8
  Diluted                                      41.6     41.5     41.3

Previously reported Earnings per
 share:
  Basic                                       $1.12    $0.74    $1.68
  Diluted                                     $1.10    $0.73    $1.66
----------------------------------------------------------------------

    About Scholastic

    Scholastic Corporation (NASDAQ: SCHL) is the world's largest publisher and distributor of children's books and a leader in educational technology. Scholastic creates quality educational and entertaining materials and products for use in school and at home, including children's books, magazines, technology-based products, teacher materials, television programming, film, videos and toys. The Company distributes its products and services through a variety of channels, including proprietary school-based book clubs, school-based book fairs, and school-based and direct-to-home continuity programs; retail stores, schools, libraries and television networks; and the Company's Internet site, scholastic.com.

    CONTACT: Scholastic Corporation
             Media:
             Kyle Good, 212-343-4563
             or
             Investors:
             Jeffrey Mathews, 212-343-6741